                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              HARSCO CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              HARSCO CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

[LOGO]

NOTICE OF
1994 MEETING
AND PROXY
STATEMENT

[ L O G O ]

HARSCO CORPORATION
P.O. Box 8888
Camp Hill, Pennsylvania 17001-8888

March 25, 1994

To Our Stockholders:

You are cordially invited to attend the 1994 Annual Meeting of Stockholders of your Company, which will be held on Tuesday, April 26, 1994, beginning at 10 a.m. at the Radisson Penn Harris (formerly the Penn Harris Inn and Convention Center), Camp Hill, Pennsylvania.

Information about the Annual Meeting, including a listing and discussion of the various matters on which you, as our stockholders, will act, may be found in the formal Notice of Annual Meeting of Stockholders and Proxy Statement which follow. We look forward to greeting as many of our stockholders as possible.

Whether you plan to attend the Annual Meeting or not, we urge you to fill in, sign, date and return the enclosed Proxy Card, in the postage-paid envelope provided, in order that as many shares as possible may be represented at the Annual Meeting. The vote of every stockholder is important and your cooperation in returning your executed Proxy promptly will be appreciated.

Sincerely,



     /s/ M. W. Gambill          /s/ D. C. Hathaway

       M. W. Gambill              D. C. Hathaway
         Chairman               President and Chief
                                 Executive Officer

HARSCO CORPORATION
P.O. Box 8888
Camp Hill, Pennsylvania 17001-8888

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Harsco Corporation will be held on Tuesday, April 26, 1994, at 10 a.m. at the Radisson Penn Harris (formerly the Penn Harris Inn and Convention Center), Camp Hill, Pennsylvania to consider and act upon the following matters:

   1. Election of four Directors to serve until the 1997 Annual Meeting of Stockholders, and until their successors are elected and qualified;

   2. Considering the adoption of the appointment by the Board of Directors of Coopers & Lybrand as independent accountants to audit the accounts of the Company for the fiscal year ending December 31, 1994; and

   3. Such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 4, 1994 as the record date for the determination of stockholders who are entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The polls will open at 9:30 a.m. on the date of the Annual Meeting and will close at approximately 10:15 a.m. Proxies will be accepted continuously from the time of mailing until the closing of the polls.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO FILL IN, DATE, SIGN AND MAIL THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

/s/ Paul C. Coppock

Paul C. Coppock
Senior Vice President, General Counsel and Secretary
March 25, 1994

                                PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement has been prepared in connection with the solicitation by the Board of Directors of Harsco Corporation, a Delaware corporation (the "Company"), of Proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company, to be held April 26, 1994, or at any adjournment or adjournments of such Annual Meeting.

     The record date for stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 4, 1994. On the record date, there were issued and outstanding 25,032,945 shares of the Company's common stock, $1.25 par value (the "common stock"). This figure does not include 7,159,921 shares reacquired and held by the Company as treasury stock which will not be voted. All such shares are one class, with equal voting rights, and each holder thereof is entitled to one vote on all matters voted on at the Annual Meeting for each share registered in such holder's name. The presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. Assuming that a quorum is present, the affirmative vote by the holders of a plurality of the shares cast at the Annual Meeting will be required to act on the election of directors, and the affirmative vote by the holders of a majority of the shares entitled to vote present in person or by proxy will be required to act on all other matters to come before the Annual Meeting, including the adoption of the appointment of Coopers & Lybrand as independent accountants for the current fiscal year.

     In certain circumstances, a stockholder will be considered to be present at the Annual Meeting for quorum purposes but will not be deemed to have cast a vote on a matter. Such circumstances exist when a stockholder is present but specifically abstains from voting on a matter or when shares are represented at the Annual Meeting by a proxy conferring authority to vote only on certain matters ("broker non-votes"). In conformity with Delaware law, abstentions and broker non-votes will not be treated as votes cast with respect to election of directors, and therefore will not affect the outcome of such matter. However, with respect to each other matter presented at the Annual Meeting, abstentions will be treated as negative votes on such matters, while broker non-votes will not be counted in determining the outcome.

     The shares of common stock represented by each properly executed proxy received by the Board of Directors will be voted at the Annual Meeting in accordance with the instructions specified therein. If no instructions are specified, such shares of common stock will be voted FOR the election of nominees for Directors and FOR the adoption of the appointment of Coopers & Lybrand as independent accountants. The Board of Directors knows of no other business to come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, or any adjournment thereof, the persons voting the proxies will vote them in accordance with their best judgment. Any proxy may be revoked by notifying the Secretary of the Company in writing at any time prior to the voting of the proxy.

     The principal executive offices of the Company are located at 350 Poplar Church Road, Wormleysburg, Pennsylvania (mailing address: P.O. Box 8888, Camp Hill, Pennsylvania 17001-8888). This Proxy Statement and accompanying Notice of Meeting and form of Proxy are first being mailed to stockholders on or about March 25, 1994.

ELECTION OF DIRECTORS

     The Company currently has twelve Directors, of which four have a term of office which will expire with the forthcoming Annual Meeting. The Company's By-laws authorize the Board of Directors to fix the number of Directors from time to time, provided that such number will not be less than five nor more than twelve. In accordance with the By-laws, the Board of Directors has fixed the number of Directors at eleven commencing with the forthcoming Annual Meeting. M.W. Gambill informed the Board of Directors of his intention to retire as non-executive Chairman and Director effective April 1, 1994. The Board of Directors has elected D.C. Hathaway to succeed Mr. Gambill as Chairman effective April 1, 1994.

     At the 1986 Annual Meeting of Stockholders, a Classified Board was adopted and elected by the Company's stockholders. Under this system, the Board of Directors is divided into three classes. One class is elected each year for a three-year term. The class whose term will expire at the 1994 Annual Meeting of Stockholders consists of four Directors all of whom are nominees. The stockholders are asked to vote FOR Messrs. Hathaway, Nation, Prater, and Sordoni, each of whom has been duly nominated by the Board of Directors, to serve a term of office until the 1997 Annual Meeting of Stockholders and their respective successors have been elected and qualified. However, should any nominee become unavailable or prove unable to serve for any reason, Proxies will be voted for the election of such other person or persons as the Board of Directors may select to replace such nominee. No circumstance is presently known which would render any nominee named herein unavailable to serve.

     Each person named as a nominee for Director has advised the Company of his willingness to serve if elected. The information set forth below states the name of each nominee for Director and of each Director continuing in office, his age, a description of his present and previous positions, the year in which he first became a Director of the Company, his business experience, other directorships he holds and the Committees of the Board on which he serves.

     The Board of Directors met eleven times during the fiscal year ended December 31, 1993.

                      NOMINEES FOR TERMS EXPIRING IN 1997

                                                                             DIRECTOR
                                                                             OF THE
                                        POSITION WITH THE COMPANY            COMPANY
       NAME             AGE           AND PRIOR BUSINESS EXPERIENCE          SINCE
       ----             ---           -----------------------------          --------
                        49      President and Chief Executive Officer        1991
         (PHOTO)                since January 1, 1994. Will become
  D. C. Hathaway                Chairman April 1, 1994. President and
                                Chief Operating Officer of the Company
                                since May 1, 1991. Mr. Hathaway served as
                                Senior Vice President-Operations from 1986
                                to May, 1991. He assumed management
                                responsibilities at the Company's Corpo-
                                rate Headquarters in 1984 as Group Vice
                                President after serving as Chairman and
                                Chief Executive Officer of Dartmouth
                                Investments Limited in the United Kingdom
                                which was acquired by the Company in 1979.

                                Member of the Executive Committee and the Special Project Review Committee.


                        68      President of Penn Harris Company (hotel)     1983
        (PHOTO)                 since 1977. Mr. Nation is also a Director
   R. F. Nation                 of Dauphin Deposit Corporation, and has
                                been involved in a variety of activities
                                in community, state and industrial areas.

                                Chairman of the Management Development and Compensation Committee; member of the
                                Executive Committee, the Stock Repurchase
                                Committee, the Defense Strategic Plan
                                Committee and the Special Project Review
                                Committee.


                        66      Retired President and Chief Executive        1990
        (PHOTO)                 Officer of Mobay Corporation. Mr. Prater
   N. H. Prater                 is a Director of Koppers Industries, Inc.,
                                Calgon Carbon Corp. and Melamine Chemical
                                Corp. He serves as a trustee of the
                                University of Pittsburgh, Robert Morris
                                College and as a member of the Interna-
                                tional Advisory Board of Georgia Institute
                                of Technology.

                                Member of the Audit Committee, the Manage-ment Development and Compensation Commit-tee and the Special Project Review
                                Committee.


                        50      Mr. Sordoni is Chairman of Sordoni           1988
        (PHOTO)                 Construction Services, Inc. (construction
A. J. Sordoni, III              management) and has been employed by that
                                company since 1967. Mr. Sordoni is the
                                former Chairman and Director of C-TEC
                                Corporation (telecommunications) and
                                Mercom, Inc. (cable television) and a past
                                Director of Pennsylvania Gas and Water Co.
                                and United Penn Bank.

                                Chairman of the Stock Repurchase
                                Committee; member of the Audit Committee, the Management Development and
                                Compensation Committee and the Nominating
                                Committee.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1996

                                                                             DIRECTOR
                                                                             OF THE
                                        POSITION WITH THE COMPANY            COMPANY
       NAME             AGE           AND PRIOR BUSINESS EXPERIENCE          SINCE
       ----             ---           -----------------------------          --------
                        71      Retired as Chairman of the Board of the      1972
        (PHOTO)                 Company on April 30, 1991; served as
   J. J. Burdge                 Chairman and Chief Executive Officer from
                                1983 through April, 1987. Mr. Burdge
                                served as President and Chief Executive
                                Officer from 1977 to 1983. Mr. Burdge is
                                also a Director of Dauphin Deposit
                                Corporation, Pennsylvania Power & Light
                                Company and AMP Incorporated.

                                Member of the Executive Committee, the
                                Nominating Committee and the Special
                                Project Review Committee.


                        55      Professor of Finance and International       1991
        (PHOTO)                 Business at the Stern School of Business,
    R. C. Smith                 New York University. Currently Limited
                                Partner, and until 1987 a General Partner,
                                of Goldman, Sachs & Co., an investment
                                banking firm. Mr. Smith is a specialist in
                                international investment banking and
                                corporate finance. He was President of
                                Goldman Sachs International Corporation
                                from 1980 to 1984. He became a General
                                Partner of Goldman, Sachs & Co. in 1977.

                                Member of the Stock Repurchase Committee,
                                Defense Strategic Plan Committee and the
                                Special Project Review Committee.


                        50      President and Chief Executive Officer of     1986
         (PHOTO)                the Colonial Williamsburg Foundation.
   R. C. Wilburn                Former President of Carnegie Institute and
                                Carnegie Library (educational and cultural
                                complex) located in Pittsburgh,
                                Pennsylvania. From 1983 to 1984, Mr.
                                Wilburn served as the Secretary of Educa-
                                tion for the Commonwealth of Pennsylvania.
                                From 1979 to 1983, Mr. Wilburn served as
                                the Secretary of Budget and Administration
                                for the Commonwealth of Pennsylvania. He
                                is also a Director of Dravo Corp.

                                Chairman of the Nominating Committee; mem-ber of the Audit Committee, the Executive
                                Committee and the Stock Repurchase
                                Committee.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1995

                                                                             DIRECTOR
                                                                             OF THE
                                        POSITION WITH THE COMPANY            COMPANY
       NAME             AGE           AND PRIOR BUSINESS EXPERIENCE          SINCE
       ----             ---           -----------------------------          --------
                        65      Chairman of British Aerospace, Inc.;         1990
       (PHOTO)                  former Chairman of CSX Transportation Inc.
    R. L. Kirk                  Mr. Kirk served as Chairman and Chief
                                Executive Officer of Allied-Signal
                                Aerospace Company from 1986 to 1989. He
                                served for five months in 1986 as
                                President and Chief Operating Officer of
                                LTV Corporation and was President and
                                Chief Executive Officer of its Aerospace
                                and Defense subsidiary from 1977 until
                                1986. He is also a Director of British
                                Aerospace PLC and Reflectone, Inc. of
                                Tampa, Florida.

                                Member of the Nominating Committee and the Defense Strategic Plan Committee.


                        72      Retired Chairman of the Board of C. H.       1975
       (PHOTO)                  Masland and Sons (carpet manufacturers).
 F. E. Masland III              Mr. Masland is also a Director of Dauphin
                                Deposit Corporation.

                                Chairman of the Audit Committee; member of the Executive Committee, the Management
                                Development and Compensation Committee and the Stock Repurchase Committee.


                        73      Lt. General, U.S. Army Ret. Former Army      1980
       (PHOTO)                  Deputy Chief of Staff-Personnel; twice
 D. C. Smith, Jr.               Commandant, Army War College. Chairman,
                                George Marshall Foundation (non-profit
                                organization), 1987-90. Senior Advisor,
                                American National Red Cross, 1983-87.
                                Director, Pennsylvania Emergency
                                Management Agency, 1980-83.

                                Vice Chairman of the Management Develop-ment and Compensation Committee; member of the Executive Committee and the Stock
                                Repurchase Committee.


                        58      Chairman of AMP Incorporated. Mr. Marley     1993
       (PHOTO)                  joined AMP Incorporated in 1963 and was
   J. E. Marley                 appointed Corporate Vice President,
                                Operations in 1983. He became the
                                company's President in 1986 and assumed
                                the position of President and Chief
                                Operating Officer in 1990. He is a
                                Director of AMP Incorporated, Armstrong
                                World Industries, Inc., and Dauphin
                                Deposit Corporation.

SHARE OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 4, 1994, information with respect to the beneficial ownership of the Company's outstanding voting securities by (a) each Director (b) the Company's chief executive officer and the Company's four most highly compensated executive officers (the "Named Executives") and (c) all Directors and executive officers as a group. All of the Company's outstanding voting securities are common stock.

                                                           NUMBER OF        NUMBER OF
                            NAME                           SHARES(1)      STOCK OPTIONS
    -----------------------------------------------------  ---------      -------------
    J. J. Burdge.........................................   116,312(2)         3,000
    L. A. Campanaro......................................     4,794           19,051
    W. D. Etzweiler......................................    20,427           17,526
    M. W. Gambill........................................    67,723(3)        73,593
    D. C. Hathaway.......................................    21,720           26,864
    R. L. Kirk...........................................     1,611            3,000
    J. E. Marley.........................................       250            1,000
    F. E. Masland III....................................     1,830(4)         4,000
    R. F. Nation.........................................    10,000            5,000
    N. H. Prater.........................................     1,000            3,000
    D. C. Smith, Jr. ....................................       698            5,000
    R. C. Smith..........................................     2,000            2,000
    A. J. Sordoni, III...................................     5,000            5,000
    B. W. Taussig........................................    13,242           19,800
    R. C. Wilburn........................................       400            5,000
    All Directors and Executive Officers as a Group
      (17 persons in total, including those listed
      above).............................................   276,953          224,954

- ------------

(1) Includes in the case of Messrs. Campanaro, Etzweiler, Gambill, Hathaway, Taussig and all Directors and executive officers as a group, 3,624 shares, 7,429 shares, 25,354 shares, 5,013 shares, 2,155 shares and 49,370 shares, respectively, held as of December 31, 1993 pursuant to the Company's Savings Plan in respect of which such persons have shared voting power, but no investment power.

(2) Includes 23,850 shares owned by his wife as to which Mr. Burdge disclaims beneficial ownership.

(3) Includes 6,342 shares owned by his wife as to which Mr. Gambill disclaims beneficial ownership.

(4) Includes 500 shares owned by his wife as to which Mr. Masland disclaims beneficial ownership.

     Except as otherwise stated, each individual has sole voting and investment power over the shares set forth opposite his name. As of March 4, 1994, the Directors and executive officers of the Company as a group beneficially owned less than 2% of the Company's outstanding common stock. No Director or executive officer beneficially owned as much as 1% of the outstanding common stock.

                  SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNER

                                       NAME                      AMOUNT
                                    AND ADDRESS              AND NATURE OF
         TITLE OF                  OF BENEFICIAL               BENEFICIAL           PERCENT
          CLASS                        OWNER                   OWNERSHIP            OF CLASS
- --------------------------    -----------------------    ----------------------     --------
Common....................    Hotchkis and Wiley               1,606,375              6.52
                              800 West Sixth Street      Sole Investment Power
                              Fifth floor
                              Los Angeles, CA 90017

     As of March 4, 1994, except as set forth above, no persons or group was known by the Board of Directors to own beneficially more than 5% of the outstanding voting securities of the Company.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Management Development and Compensation Committee ("Compensation Committee"), a Committee of the Board of Directors composed of the non-employee Directors listed below this report. The Company considers all of the members of the Compensation Committee to be independent and none of these Directors have any interlocking or other relationships with the Company that are subject to disclosure under the Securities Exchange Commission rules relating to proxy statements. All decisions of the Compensation Committee relating to the salaries and grade levels of the Company's executive officers are approved by the full Board.

     Set forth below is a report prepared by the members of the Compensation Committee whose names appear below this report, addressing the Company's compensation policies for 1993 as they affected the Company's executive officers, including the Named Executives.

Executive Officer Compensation Policies

     The Compensation Committee's executive compensation policies are designed to:

     - Provide incentives for achievement of the Company's annual and long-term performance goals;

     - Reinforce the common interest of management and the shareholders in enhancing shareholder value;

     - Reward individual initiative and achievement;

     - Provide levels of compensation that are fair, reasonable and competitive with comparable industrial companies; and

     - Attract and retain qualified executives who are critical to the Company's long-term success.

     The Compensation Committee seeks to achieve these goals through a compensation program applicable to all corporate and divisional officers of the Company. The compensation program is composed primarily of:

     - Salary based upon grade levels that reflect the degree of responsibility associated with the executive's position and the executive's past achievement;

     - Annual incentive compensation paid in cash based upon achievement of annual return on asset ("ROA") objectives and strategic goals established for the relevant business unit;

     - Long-term incentive compensation paid in cash based upon achievement of rate of return objectives by the appropriate business unit over a three year cycle;

     - Incentive stock option grants under the 1986 Stock Option Plan made annually by the Compensation Committee at its discretion with exercise prices equal to the market price at the date of grant; and

     - Various retirement and other benefits commonly found in similar companies.

     The Compensation Committee believes that the Company benefits from a broad based executive compensation program that extends the program's incentives to approximately 65 division officers in addition to the seven (six as of January 1, 1994) executive officers and five other corporate officers. However, as an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity should be based on performance incentives and a lesser portion on salary, causing greater variability in the individual's total compensation from year to year. This is achieved under the Company's Incentive Compensation Plan by using the executive's numeric grade level and annual salary as multipliers along with the proportion of target achievement when computing annual and long-term incentive compensation awards. In addition, as executives rise to positions that can have a greater impact on the Company's performance, the compensation program should place more emphasis on the value of the common stock. Therefore, the quantity of stock options granted to an individual in any year is based upon the executive's grade level. The Company has not reset the exercise price on any existing stock options in the past and, as a matter of sound compensation policy, does not foresee doing so in the future.

     On August 10, 1993, the Omnibus Budget Reconciliation Act of 1993 was signed into law, making significant revisions to the United States tax laws. This Act added a new provision in Section 162(m) of the Internal Revenue Code that beginning in 1994, limits the deductibility of executive compensation for individuals in excess of one million dollars per year paid by publicly traded corporations to the chief executive officer and the four other executives named in the compensation table of the proxy statement. The Company has determined that given the rates of compensation currently in effect and the interim exemption under proposed Internal Revenue Service regulations applicable to income derived from stock options granted under the Harsco 1986 Stock Option Plan, the Company should not be exposed to any nondeductibility of executive compensation expense under Section 162(m) in the 1994 tax year. In connection with a more general review of the Company's executive compensation structure to be conducted during this year, the Compensation Committee will consider what changes should be made, if any, to preserve the deductibility of any such executive compensation subject to Section 162(m) in the future.

Relationship of Performance to Compensation

     The Company ties executive pay to corporate performance primarily through the Annual and Long-Term Incentive Compensation Plan awards that are based upon achievement of objectives adopted by the Compensation Committee, and stock option grants which only provide realizable compensation through increases in the stock price.

Incentive Compensation Plans

     The opportunity for compensation under the Annual and Long-Term Incentive Compensation Plans is heavily dependent upon meeting ROA objectives established by the Compensation Committee for the appropriate business unit. The entire long-term incentive compensation award is based upon the degree of achievement of ROA objectives over a three year cycle. The Annual Incentive Compensation Plan in each year provides an opportunity for compensation equal to the opportunity under the long-term Plan. Under the Annual Incentive Compensation Plan, 60% of the total possible award is based on achievement of various strategic objectives established by the Compensation Committee each year and 40% is based on reaching annual ROA objectives. Thus, taken together, the total potential award under the annual and long-term Plans is based 70% on ROA and 30% on strategic goals.

     Under the Long-Term Incentive Compensation Plan, the Compensation Committee each year establishes minimum, target and maximum ROA objectives for the corporate office and each division for the three year plan cycle that is commencing. No award will be made for achievement of only the minimum target, but awards will begin to be earned as ROA rises above the minimum. Achieving target ROA results in an award that is two thirds of the award for achieving the maximum ROA objective and the award will continue to rise correspondingly as the achieved ROA approaches the maximum ROA objective set by the Compensation Committee. The ROA achieved by the Company during the last three year plan cycle that resulted from three consecutive record years of earnings by the Company exceeded the maximum return objective under the Plan, and the executive officers all received 100% of the maximum award under the Long-Term Incentive Compensation Plan for the three year cycle completed in 1993.

     The strategic goals which constitute 60% of the evaluation criteria under the Annual Incentive Compensation Plan are established by the Compensation Committee early in each year and are assigned various weights. The Compensation Committee also establishes minimum, target and maximum ROA objectives for the corporate office and each division for that year, which will constitute the other 40% of the annual bonus criteria. These ROA objectives operate in the same manner as under the Long-Term Incentive Compensation Plan discussed above. The strategic goals for 1993 involved achievement of consolidated sales, cash flow and operating profit objectives; aggressive pursuit of acquisitions as part of the corporate growth plan; expansion of employee training and education; expansion of product development and offerings to the Company's markets; and achievement of a fourth consecutive record year of income after inflation.

     The executive officers attained 95.6% of maximum achievement with respect to the strategic goals. The record income performance yielded an ROA under the Plan for 1993 which was in excess of the maximum return. The combined achievement on strategic and ROA goals resulted in each of the executive officers earning 97.3% of the maximum annual incentive compensation for 1993.

Stock Options

     As shown in the table that follows, the Compensation Committee granted stock options to the executive officers in January 1993 under the 1986 Stock Option Plan with an exercise price of $41.56 per share, which was the market price on the date of grant. This Plan was approved by the stockholders and is used to make grants to other corporate and division officers as well as the executive officers. The number of options granted to each executive is determined by grade level. Thus, the Chairman and Chief Executive Officer, Mr. Gambill, who had the highest grade level, received the largest award.

     The annual number of options granted for each grade level was originally established in 1987 based upon a recommendation from a compensation consulting firm and that firm's survey of the long-term incentive compensation practices of 130 major United States companies. Subsequently, the number of options granted for each grade level was increased 20% in 1988 and 20% in 1989 to enhance the competitiveness of the Company's program and to reinforce the alignment of the officers' financial interests with those of the stockholders. In determining the appropriateness of maintaining this grade level structure for the January 1993 grants, the Committee considered the number of options previously granted to participants under the 1986 Stock Option Plan and the aggregate number that would be outstanding upon approval of the 1993 grants.

     In addition to the January 1993 grant of options to Mr. Gambill, in April 1993, the Compensation Committee granted him non-qualified stock options covering 5,000 shares in lieu of any increase in cash salary compensation. The Compensation Committee determined that based on his past performance, including the achievement of record earnings in three consecutive years and data concerning compensation paid to other chief executive officers, Mr. Gambill should receive a salary increase effective May 1, 1993, but further determined that granting stock options in lieu of the cash salary increase would provide added incentive for Mr. Gambill to achieve increased shareholder value. Therefore, based upon the cash salary compensation that Mr. Gambill will forgo, the Compensation Committee granted the options for 5,000 shares to vest in equal increments over two years subject to Mr. Gambill's continued employment with the Company on each respective vesting date. Subsequently, in connection with Mr. Gambill's retirement on January 1, 1994, the Compensation Committee made these options immediately exercisable.

Salaries

     The Compensation Committee made its annual review of the salaries of all corporate and division officers including the named executive officers at its April 1993 Committee meeting, and recommended salary increases which the Board then approved. Early in each year, the Compensation Committee establishes executive salary budgets for the corporate and division officers, based upon industry survey data provided by a number of major compensation consulting firms. The Committee then adjusts the salary of each officer based upon the available salary budget, the performance of each executive officer in the previous year, overall Company performance, comparisons to other internal salaries and the Company's salary range structure for the various grade levels. The salary range structure is also revised from time to time based upon industry survey data provided by a number of major consulting firms. The last adjustment to the salary range structure was made in 1991. The various industry compensation surveys considered by the committee are generally broad based surveys of companies selected by the consulting firms which are not limited to the companies within the Dow Jones Industrial-Diversified Index referenced elsewhere in this Proxy Statement, though some of those companies may have been included in the surveys. For 1993, the Committee approved a budget for salary increases which was at the lower end of the range of planned salary budgets indicated by the various surveys. In general, the Committee strives to maintain compensation packages which are equal to or moderately above the industry medians.

     As discussed above under "Stock Options," Mr. Gambill was granted options in lieu of an increase in salary in 1993. Mr. Gambill had also received stock options in 1991 in lieu of a cash salary increase upon his promotion to the position of Chairman and Chief Executive Officer and also in 1992, leaving his annual salary unchanged at $370,000 since May 1, 1990.

Other Compensation Plans

     The Company has certain other broad based employee benefit plans in which the executive officers participate on the same terms as non-executive employees, including health insurance, the Savings Plan and the term life insurance benefit equal to two times the individual's salary. In addition, the executive officers participate in the Supplemental Executive Retirement Plan ("Secular Plan") or the Supplemental Retirement Benefit Plan ("Basic Supplemental Plan") as described in the section "Retirement Plans".

The Chief Executive Officer's 1993 Compensation

     The incentive plan compensation, stock options and salary awarded or paid to Mr. Gambill with respect to 1993 are discussed above in this Report with respect to amounts, and the factors considered by the Compensation Committee. Of the total $1,153,684 in cash compensation paid to Mr. Gambill in 1993 (including amounts representing the payout of open plan periods under the Long-Term Incentive Plan) as reflected in the Summary Compensation Table, 68% was dependent upon achieving performance objectives under the Incentive Compensation Plan. This is consistent with the Compensation Committee's view that those executives most able to affect the performance of the Company should have a significant portion of their potential total compensation opportunity at risk based upon Company performance. Those Company performance objectives were heavily weighted toward ROA objectives. The Compensation Committee believes that ROA is a primary determinant of total return to stockholders over the long-term and has the advantage of not being subject to the period to period vagaries of the common stock price. However, the Compensation Committee also believes that the Chief Executive Officer and other officers should share in the gains or losses of common stock value experienced by the stockholders in order to reinforce the alignment of their respective interests. Therefore, the Compensation Committee utilizes stock option grants as an important component of compensation. In addition to the regular stock option grants made to Mr. Gambill in January of 1991, 1992 and 1993, as discussed above, the Compensation Committee and the Board shifted planned salary increases for Mr. Gambill in 1991, 1992 and 1993 to stock options to increase the impact of Company stock values on his total compensation. The Compensation Committee believes that the combined effect of these compensation elements is to establish strong incentives to achieve results which will provide stockholders with the investment returns that they seek.

SUBMITTED BY THE MANAGEMENT DEVELOPMENT AND
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

R. F. Nation, Chairman
D. C. Smith, Jr., Vice Chairman
F. E. Masland III
N. H. Prater
A. J. Sordoni, III

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth information concerning the compensation awarded to, earned by or paid to the Named Executives for services rendered to the Company in all capacities during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM COMPENSATION
                                                           ------------------------------------
                                 ANNUAL COMPENSATION               AWARDS
                            -----------------------------  -----------------------     PAYOUTS
                                                  OTHER    RESTRICTED   SECURITIES     -------- ALL OTHER
     NAME AND                                    ANNUAL       STOCK     UNDERLYING       LTIP    COMPEN-
    PRINCIPAL                SALARY             COMPENSA-   AWARD(S)     OPTIONS       PAYOUTS   SATION
     POSITION      YEAR       ($)     BONUS($)  TION($)(1)   ($)(2)       (#)(3)        ($)(4)   ($)(5)
- ------------------ ----     --------  --------  ---------  -----------  ----------     -------- ---------
M. W. Gambill..... 1993      370,000   259,778        --          --       12,780(6)    523,906    10,000
  Chairman &       1992      370,000   254,745        --          --       16,780(6)    254,745    10,000
  Chief            1991      370,000   239,356   114,987     239,356       31,780(6)         --    10,000
  Executive
  Officer
D. C. Hathaway.... 1993      270,834   148,282        --          --        7,200       152,344     8,125
  President &      1992      258,334   145,313        --          --        7,200       145,313     9,306
  Chief            1991      233,502   131,345    31,549      65,673        6,620        65,673     6,039
  Operating
  Officer
B. W. Taussig..... 1993(7)   195,734    98,591        --          --        6,620       101,292    10,000
  Senior Vice      1992      190,000    98,325        --          --        6,620        98,325    10,000
  President-       1991       82,567    32,333     8,093      16,847           --        16,846     5,838
  Operations
W. D. Etzweiler... 1993(8)   195,734    98,591        --          --        6,620       101,292     6,850
  Senior Vice      1992      190,000    98,325        --          --        6,620        98,325     7,749
  President-       1991          N/A       N/A       N/A         N/A          N/A           N/A       N/A
  Operations
L. A. Campanaro... 1993(9)   190,734    96,073        --          --        6,620        98,705     9,188
  Senior Vice      1992      114,498    56,291        --          --           --        59,253     2,876
  President-       1991          N/A       N/A       N/A         N/A          N/A           N/A       N/A
  Finance

- ---------------
(1) Consists of any cash supplement received in 1991 by those officers electing to receive Company restricted common stock in payment of Long-Term Incentive Compensation. Any stock received is restricted as to transfer or hypothecation for any purposes whatsoever until the earlier of (a) termination of employment, (b) five (5) years after the date the long-term incentive compensation payment was approved by the Company, or (c) a "change in control" of the Company as defined in the 1986 Stock Option Plan. The Long-Term Incentive Compensation Plan was amended in March 1992 to require that starting with amounts earned in 1992, all Long-Term Incentive Compensation will be paid in cash only. The provision allowing a cash supplement to be paid to the officers electing to receive their Long-Term Incentive in Company restricted common stock was also eliminated.

(2) The aggregate holdings of restricted shares and market value as of December 31, 1993 for each of the Named Executives is as follows: Mr.
    Gambill -- 13,920 shares with a value of $568,110; Mr. Hathaway -- 3,509 shares with a value of $143,211; Mr. Taussig -- 947 shares with a value of $38,649; and Mr. Etzweiler -- 2,906 shares with a value of $118,601. The market value at December 31, 1993 was $40.81 per share which represents the average of the high and low price on that date. Dividends on restricted holdings are paid at the normal common stock rate.

(3) Represents stock options granted in the respective years. The Company granted these options, relating to shares of its common stock, to employees, including executive officers of the Company under its 1986 Stock Option Plan. The Company's 1986 Stock Option Plan authorizes the Compensation Committee to grant stock options as well as stock appreciation rights to certain officers and employees who in the discretion of the Compensation Committee significantly impact upon the profitability of the Company. Options granted during a particular year are not exercisable for twelve months following the date of grant, unless a change in control of the Company occurs, nor are they exercisable ten years after the grant. The exercise price per share of options granted under the Plan was one hundred percent (100%) of the fair market value of common stock at the date of grant.

(4) Represents the earned Long-Term Incentive Compensation elected by each Named Executive to be paid in the form of cash. As previously noted, the Long-Term Incentive earned in 1993 was paid entirely in cash. In the case of Mr. Gambill, the Long-Term Incentive Compensation for uncompleted periods ending in 1994 and 1995 were paid in accordance with provisions of the Long-Term Incentive Compensation Plan applicable to retirement.

(5) For the respective years, represents Company Savings Plan contributions made on behalf of the Named Executives. The Company maintains the Harsco Corporation Savings Plan which includes the "Salary Reduction" feature afforded by Section 401(k) of the Internal Revenue Code. Eligible employees may authorize the Company to contribute from 2% to 16% of their pre-tax compensation to the Savings Plan. The Company makes monthly contributions for the purchase of common stock of the Company for the account of each participating employee equal to 50% of such employee's first 2% to 6% contribution.

(6) Includes 24,000, 9,000 and 5,000 stock options granted to Mr. Gambill in 1991, 1992 and 1993 respectively, in lieu of an increase in cash salary. On April 22, 1991, in lieu of any increase in cash salary compensation upon his promotion to Chairman and for the twelve months commencing May 1, 1991, the Board granted Mr. Gambill pursuant to its 1986 Stock Option Plan, stock options having an exercise price of $26.25 covering 24,000 shares of common stock, becoming exercisable in whole or in part in four equal increments of 6,000 shares on each anniversary of the date of grant commencing April 22, 1992 and ending not more than ten years from the date of grant. On April 27, 1992, in lieu of any increase in cash salary compensation for the twelve months commencing May 1, 1992, the Board granted Mr. Gambill pursuant to its 1986 Stock Option Plan, stock options having an exercise price of $35.44 covering 9,000 shares of common stock, becoming exercisable in whole or in part in three equal increments of 3,000 shares on each anniversary of the date of grant commencing April 27, 1993 and ending not more than ten years from the date of grant. On April 26, 1993, in lieu of any increase in cash salary compensation for the twelve months commencing May 1, 1993, the Board granted Mr. Gambill pursuant to its 1986 Stock Option Plan, stock options having an exercise price of $40.94 covering 5,000 shares of common stock, becoming exercisable in whole or in part in two equal increments of 2,500 shares on each anniversary of the date of grant commencing April 26, 1994 and ending not more than ten years from the date of the grant. The exercise price per share of options granted under the Plan was one hundred percent (100%) of the fair market value of common stock at the date of grant. The vesting schedule for Mr. Gambill has been accelerated pursuant to the Retirement and Consulting Agreement between Mr. Gambill and the Company dated January 1, 1994.

(7) Executive officer effective July 1, 1991.

(8) Executive officer effective January 1, 1992.

(9) Executive officer effective April 1, 1992.

                     LONG-TERM INCENTIVE COMPENSATION PLAN

     The following table provides information concerning contingent awards made during the last fiscal year under the Company's Long-Term Incentive Compensation Plan to the Named Executives. Awards received under this Plan will consist of cash awards which are based on minimum, target and maximum return on assets objectives over a three-year cycle as described in the Compensation Committee Report above. Until the end of the three-year cycle, the amount of long-term incentive compensation to which a participant is entitled could at any point be reduced, increased or eliminated by the Management Development and Compensation Committee.

        POTENTIAL FUTURE LONG-TERM INCENTIVE PLAN AWARDS PAYABLE IN 1996

                                                                ESTIMATED FUTURE PAYOUTS
                                                               UNDER NON-STOCK PRICE BASED
                                         PERFORMANCE OR                   PLANS
                                       OTHER PERIOD UNTIL    -------------------------------
                                          MATURATION OR      MINIMUM     TARGET      MAXIMUM
                NAME                         PAYOUT            ($)       ($)(1)      ($)(1)
- ------------------------------------   -------------------   -------     -------     -------
M. W. Gambill --....................   1/1/93 to 12/31/95        N/A(2)      N/A(2)      N/A(2)
  Chairman & Chief Executive Officer
D. C. Hathaway --...................   1/1/93 to 12/31/95          0     101,563     152,344
  President & Chief Operating
  Officer
B. W. Taussig --....................   1/1/93 to 12/31/95          0      67,528     101,292
  Senior Vice President - Operations
W. D. Etzweiler --..................   1/1/93 to 12/31/95          0      67,528     101,292
  Senior Vice President - Operations
L. A. Campanaro --..................   1/1/93 to 12/31/95          0      65,803      98,705
  Senior Vice President - Finance

- ---------------
(1) Estimated using current salary levels.

(2) In the case of Mr. Gambill, a payout of the uncompleted periods ending in 1994 and 1995 were paid in accordance with the Long-Term Incentive Compensation Plan provisions applicable to retirement.

                                 STOCK OPTIONS

     The following table contains information concerning the number of stock options granted to each Named Executive under the Company's 1986 Stock Option Plan during the last fiscal year.

                             OPTION GRANTS IN 1993

                                       INDIVIDUAL GRANTS
                         ----------------------------------------------       POTENTIAL
                                        % OF                              REALIZABLE VALUE
                                        TOTAL                             AT ASSUMED ANNUAL
                                       OPTIONS                             RATES OF STOCK
                                       GRANTED                                  PRICE
                         SECURITIES      TO       EXERCISE                APPRECIATION FOR
                         UNDERLYING   EMPLOYEES   OR BASE                  OPTION TERM (1)
                          OPTIONS     IN FISCAL    PRICE     EXPIRATION   -----------------
         NAME            GRANTED(#)     YEAR       ($/SH)       DATE      5% ($)    10% ($)
- -----------------------  ----------   ---------   --------   ----------   -------   -------
M. W. Gambill --            7,780(2)     3.7        41.56      1/24/03    203,345   515,316
  Chairman &                5,000(3)     2.4        40.94      4/25/03    128,735   326,239
     Chief Executive
     Officer
D. C. Hathaway --           7,200(2)     3.4        41.56      1/24/03    188,185   476,899
  President & Chief
     Operating Officer
B. W. Taussig --            6,620(2)     3.1        41.56      1/24/03    173,026   438,482
  Senior Vice President
     - Operations
W. D. Etzweiler --          6,620(2)     3.1        41.56      1/24/03    173,026   438,482
  Senior Vice President
     - Operations
L. A. Campanaro --          6,620(2)     3.1        41.56      1/24/03    173,026   438,482
  Senior Vice President
     -
     Finance

- ---------------

(1) Dollar amounts under these columns are the result of calculations of stock price appreciation over 10 years at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) The Company granted these options, relating to shares of its common stock, to employees, including executive officers of the Company under its 1986 Stock Option Plan. The Company's 1986 Stock Option Plan authorizes the Compensation Committee to grant stock options to purchase common stock, as well as stock appreciation rights to certain officers and employees who in the discretion of the Compensation Committee significantly impact upon the profitability of the Company. Options granted during a particular year are not exercisable for twelve months following the date of grant, unless a change in control of the Company occurs, nor are they exercisable ten years after the grant. The exercise price per share of options granted under the 1986 Stock Option Plan was one hundred percent (100%) of the fair market value of common stock at the date of grant. There were no stock appreciation rights granted in 1993.

(3) On April 26, 1993, in lieu of any increase in cash salary compensation for the twelve months commencing May 1, 1993, the Board granted Mr. Gambill pursuant to its 1986 Stock Option

    Plan, stock options having an exercise price of $40.94 covering 5,000 shares of common stock, exercisable in whole or in part in two equal increments of 2,500 shares on each anniversary of the date of grant commencing April 26, 1994 and ending not more than ten years from the date of grant. The exercise price per share of options granted under the 1986 Stock Option Plan was one hundred percent (100%) of the fair market value of common stock at the date of grant.

                         OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executives, concerning the exercise of options during fiscal year 1993 and unexercised options at December 31, 1993.

                      AGGREGATED OPTION EXERCISES IN 1993
                         AND OPTION VALUES AT 12/31/93










                                                        NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                   SHARES              UNDERLYING UNEXERCISED           IN-THE-MONEY
                                  ACQUIRED                   OPTIONS AT                  OPTIONS AT
                                     ON      VALUE        12/31/93 (#)(2)             12/31/93 ($)(3)
                                  EXERCISE  REALIZED --------------------------  --------------------------
              NAME                  (#)      ($)(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- --------------------------------  --------  -------- -----------  -------------  -----------  -------------
M. W. Gambill --
 Chairman & Chief Executive
 Officer........................     7,780   149,726    42,813        30,780       512,511       206,985
D. C. Hathaway --
  President & Chief Operating
  Officer.......................    11,220   136,038    13,820         7,200       169,787       -0-
B. W. Taussig --
  Senior Vice President -
  Operations....................    10,140   207,052     6,560         6,620        58,597       -0-
W. D. Etzweiler --
  Senior Vice President -
  Operations....................     6,469    93,215    14,081         6,620       147,083       -0-
L. A. Campanaro --
  Senior Vice President -
  Finance.......................     2,684    37,180     6,981         6,620        69,265       -0-

- ---------------

(1) Represents the difference between the exercise (strike) and market price of each stock option on the date of exercise.

(2) Options granted during a particular year are not exercisable for twelve months following the date of grant unless a change in control of the Company occurs or the Compensation Committee expressly authorizes earlier exercisability.

(3) Represents the difference between the exercise (strike) and market price multiplied by the number of in-the-money unexercised options contained in the respective category. Average market price at December 31, 1993 was $40.81 per share. Options are in-the-money when the market price of the underlying securities exceeds the exercise price. No Named Executive exercised any stock appreciation right during 1993.

                            STOCK PERFORMANCE GRAPH

     The following performance graph compares the yearly percentage change in the cumulative total stockholder return (assuming the reinvestment of dividends) on the Company's common stock against the cumulative total return of the Standard & Poor's MidCap 400 Index and the Dow Jones Industrial-Diversified Index for the past five years. The graph assumes an initial investment of $100 on December 31, 1988 in the Company's common stock or in the underlying securities which comprise each of those market indices. The information contained in the graph is not necessarily indicative of future Company performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

          AMONG HARSCO CORPORATION, S&P MIDCAP 400 INDEX AND DOW JONES
                        INDUSTRIAL-DIVERSIFIED INDEX(1)
                         FISCAL YEAR ENDING DECEMBER 31

                                                                   DOW JONES
      MEASUREMENT PERIOD          HARSCO COR-    S & P MIDCAP     INDUSTRIAL-
    (FISCAL YEAR COVERED)          PORATION        400 INDEX      DIVERSIFIED
1988                                       100             100             100
1989                                        96             135             126
1990                                       103             128             117
1991                                       123             193             145
1992                                       163             216             168
1993                                       181             244             206

- ---------------

(1) Peer companies included in the Dow Jones Industrial-Diversified Index are:
     Allied-Signal Inc., CBI Industries Inc., Cooper Industries Inc., Crane Company, Dexter Corporation, Dover Corporation, FMC Corporation, Illinois Tool Works, Inc., Ingersoll-Rand Co., Parker Hannifin Corp., Penn Central, PPG Industries Inc., Raychem Corp., Stanley Works, Tenneco, Inc., Trinova Corporation and Tyco Laboratories, Inc.

RETIREMENT PLANS

     The Company provides retirement benefits for each officer under one of two supplemental plans. They are the Supplemental Retirement Benefit Plan ("Basic Supplemental Plan") and the Supplemental Executive Retirement Plan ("Secular Plan") which covers certain executive officers and division presidents who have attained age 58, in lieu of participation in the Basic Supplemental

Plan (collectively the "Supplemental Plans"). All other executive officers are covered by the Basic Supplemental Plan. All executive officers are also covered by the qualified pension plan. Each plan is a defined benefit plan providing for normal retirement at age 65. Early retirement may be taken commencing with the first day of any month following the attainment of age 55, provided at least 15 years of service have been completed (10 years in the case of the Supplemental Plans). Early retirement benefits commencing prior to age 65 are reduced. The plans also provide for unreduced pension benefits if retirement occurs after age 62, provided at least 30 years of service have been completed. The Supplemental Plans contain provisions providing for a preretirement death benefit payable in a lump sum to a beneficiary designated by the participant for participants who die after qualifying for benefits. The Supplemental Plans also include provisions which fully vest participants upon termination of employment following a "change in control" of the Company as defined in the Supplemental Plans.

     Total pension benefits are based on final average compensation and years of service. The normal retirement benefit under the Supplemental Plans is equal to a total of .8% of final average compensation up to the "Social Security Covered Compensation" as defined in the Supplemental Plans plus 1.6% of the final average compensation in excess of the "Social Security Covered Compensation" multiplied by up to 33 years of service, reduced by the benefits under the qualified plan. Final average compensation is defined as the aggregate compensation (base salary plus nondiscretionary incentive compensation) for the 60 highest consecutive out of the last 120 months prior to date of retirement or termination of employment for any reason prior to normal retirement date.

     The following table shows estimated total annual pension benefits payable to the executive officers of the Company under the qualified Basic Supplemental Plan, including the Named Executives upon retirement at age 65, in various remuneration and year-of-service classifications, assuming the total pension benefit was payable as a straight life annuity guaranteed for ten years and retirement took place on January 1, 1994. The annual pension benefit payable to executive officers participating in the Secular Plan would be reduced from the amounts shown below to account for previous distributions under that Plan.

                               PENSION PLAN TABLE

                                                                  YEARS OF SERVICE
                                         -------------------------------------------------------------------
REMUNERATION(1)                            10          15          20          25          30          35*
- ---------------------------------------  -------     -------     -------     -------     -------     -------
   200,000.............................   30,055      45,083      60,110      75,138      90,165      99,182
   300,000.............................   46,055      69,083      92,110     115,138     138,165     151,982
   400,000.............................   62,055      93,083     124,110     155,138     186,165     204,782
   500,000.............................   78,055     117,083     156,110     195,138     234,165     257,582
   600,000.............................   94,055     141,083     188,110     235,138     282,165     310,382
   700,000.............................  110,055     165,083     220,110     275,138     330,165     363,182
   800,000.............................  126,055     189,083     252,110     315,138     378,165     415,982
   900,000.............................  142,055     213,083     284,110     355,138     426,165     468,782
 1,000,000.............................  158,055     237,083     316,110     395,138     474,165     521,582

- ---------------

 *  Supplemental Plans have a 33 year service maximum.

(1) Final average compensation for the Named Executives as of the end of the last calendar year is: Mr. Gambill: $872,637; Mr. Hathaway: $481,362; Mr.
    Taussig: $329,060; Mr. Etzweiler: $317,655; and Mr. Campanaro: $211,267. The estimated years of service for each Named Executive are as follows: Mr.
    Gambill: 33 years (maximum); Mr. Hathaway: 27.5 years; Mr. Taussig: 14 years; Mr. Etzweiler: 27.5 years; and Mr. Campanaro: 13.5 years.

     The Company does not provide retiree medical benefits to its executive officers.

EMPLOYMENT AGREEMENTS WITH OFFICERS OF THE COMPANY

     On September 25, 1989, the Board of Directors authorized the Company to enter into employment agreements with certain officers including the Named Executives (the "Agreements"), pursuant to which authorization, the Company entered into individual Agreements with certain officers.

     The Agreements are designed as an inducement to retain the services of the officers and provide for continuity of management during the course of any threatened or attempted change in control of the Company. The Agreements are also intended to ensure that if a possible change in control should arise and the officer should be involved in deliberations or negotiations in connection with the possible change in control, the officer would be in a position to consider as objectively as possible whether the possible change in control transaction is in the best interest of the Company and its stockholders without concern for his position or financial well-being. Should a change in control occur, the Agreements provide for continuity of management following the change by imposing certain obligations of continued employment on the officers.

     Under the Agreements, the Company and the officers agree that in the event of a change in control, such officer will remain in the Company's employ for a period of three years from the date of the change in control (or to such officer's normal retirement date, if earlier), subject to such officer's right to resign during a thirty-day period commencing one year from the date of the change in control or for good reason, as defined in the Agreements. If such officer's employment terminates within three years after a change in control for any reason other than cause as defined in the Agreements, resignation without good reason as defined in the Agreements, or disability or death, such officer will be paid a lump sum amount equal to such officer's average annual gross income reported on Form W-2 for the most recent five taxable years prior to the change in control, multiplied by the lesser of 2.99 or the number of whole and fractional years left to such executive officer's normal retirement date, plus interest. The payment may be subject to reduction to avoid adverse tax consequences.

     For purposes of the Agreements, a "change in control" would be deemed to have occurred if (i) any person or group acquires 20% or more of the Company's issued and outstanding shares of common stock; (ii) the members of the Board as of the date of the Agreements (the "Incumbent Board") including any person subsequently becoming a Director whose election, or nomination for election by the Company's shareholders, was approved by a majority of the Directors then comprising the Incumbent Board, cease to constitute a majority of the Board of the Company as a result of the election of Board members pursuant to a contested election; (iii) the stockholders approve of a reorganization, merger or consolidation that results in the stockholders of the Company immediately prior to such reorganization, merger or consolidation owning less than 50% of the combined voting power of the Company or (iv) the stockholders approve the liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

     If such provisions under the applicable Agreements were to have become operative on January 1, 1994, the Company would have been required to pay Messrs. Gambill, Hathaway, Taussig, Etzweiler and Campanaro the following termination payments based on compensation information available at December 31, 1993: $-0-, $1,276,568, $797,086, $834,902, $468,685, respectively.

     On September 26, 1988, the Company entered into an agreement with Mr. Hathaway which provides that for purposes of calculating his retirement benefits, his years of service will be deemed to have commenced June 20, 1966.

     On January 1, 1994, the Company entered into a Retirement and Consulting Agreement with Mr. Gambill. Pursuant to the Agreement, Mr. Gambill will receive monthly compensation at the rate of $370,000 per annum ending June 9, 1995.

     The Company entered into a Special Supplemental Retirement Benefit Agreement and Severance Arrangement with Mr. Taussig effective January 1, 1994. The Benefit Agreement provides that for purposes of calculating his retirement benefits, his years of service will be deemed to have commenced October 27, 1979. The Arrangement provides for a capped cash severance payout in the event that his employment with the Company terminates within three years under certain circumstances. The combined value of the lump sum dollar amount attributable to the extra years of service and the severance would not exceed a cash amount of $600,000.

     Except as set forth in "Directors' Compensation" herein, to the knowledge of the Company, the only other transactions or proposed transactions since the beginning of the last fiscal year to which the Company has been a party and in which any Director, Named Executive or person nominated as a Director has had any interest, direct or indirect, have been transactions in the ordinary course of business consisting principally of the use of certain banks, as depositories and trustees under several of the pension plans of the Company, and use of an investment bank, in which certain Directors were interested as Directors, stockholders or limited partners but did not receive any material benefit as a result of the transactions. The terms and conditions of such transactions were on a basis no less favorable than obtainable from other sources for the same services rendered.

DIRECTORS' COMPENSATION

     Directors of the Company currently receive compensation of $17,000 per year plus $1,000 for participation at each meeting of the Board and $800 for each committee meeting. Directors who are chairmen of Board committees receive additional compensation of $2,000 per year. Certain Directors also received compensation for special services at the rate of $800 per day.

     Members of the Board who are not officers or employees of the Company or its divisions or subsidiary companies ("Outside Directors") are eligible to receive grants of nonqualified stock options. Individuals who are Outside Directors on the first business day of May of each year will automatically be granted on that date a nonqualified stock option to purchase 1,000 shares of the Company's common stock at a price equal to the market value on the date of grant. The Compensation Committee has no discretion as to the eligibility, exercise price or size of awards to Outside Directors. On May 1, 1993, the Company granted stock options in the amount of 1,000 each to the Outside Directors. The options permit the holders to purchase shares at the price of $41.38 per share, exercisable in whole or in part commencing one year after the date of grant and expiring on April 30, 2003.

     The Company also maintains a non-qualified pension plan for Directors ("Directors Retirement Plan"). Pursuant to the terms of the Directors Retirement Plan, members of the Board who are not eligible for pension benefits resulting from employment with the Company are eligible after completion of five (5) years of service as a Director to receive pension benefits upon retirement from the Board. A monthly pension benefit equal to 60% of the monthly director's retainer in effect at the time of retirement will be paid to the Director for a period of months equal to the number of whole months of his service as a Director of the Company up to a maximum of one hundred twenty (120) months. The monthly retainer does not include meeting fees, chairmanship increments and consulting fees. Directors who are actively employed by the Company receive no additional compensation for serving as Directors.

NOMINATING COMMITTEE

     The Nominating Committee recommends periodically to the Board prospective Director candidates in light of resignations, retirements, or other changes in the composition of the Board; proposes to the Board by January of each year a slate of Directors for submission to the stockholders at the Annual Meeting; and represents the Board in discussions with prospective

Director candidates. At the present time, the Nominating Committee will accept nominations only from Directors and Officers of the Company. The Nominating Committee met one time in 1993.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

     The Management Development and Compensation Committee administers the Company's executive compensation policies and programs. The Committee also advises the Board concerning election of officers and executive salaries, and reviews and consults with appropriate members of management with respect to organizational matters. Areas of responsibility include, but are not necessarily limited to, planning for management succession at the corporate and divisional level, particularly in senior executive ranks, recommending to the Board the annual base salary of corporate officers and divisional presidents, authorizing awards under the Incentive Compensation Plans and advising the Board regarding the institution or amendment of any incentive or contingent compensation plan applicable to officers of the Company. The Management Development and Compensation Committee met ten times in 1993. For additional information regarding the policies and mission of the Compensation Committee see the "Board Compensation Committee Report on Executive Compensation" which appears on page 7 of this Proxy Statement.

AUDIT COMMITTEE

     The Audit Committee meets with members of management, the independent accountants and internal auditors and reviews and approves the scope of audit and non-audit services, reviews the results of the audit and any accounting or disclosure questions, if any, encountered in the course of the audit and reviews the adequacy of internal controls. The Audit Committee met two times in 1993.

APPROVAL OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has designated Coopers & Lybrand, Certified Public Accountants, as independent accountants of the Company's accounts for the fiscal year ending December 31, 1994, subject to stockholder approval. This firm has audited the accounts of the Company and its predecessors since 1929. Although neither the Certificate and By-laws nor the General Corporation Law of the State of Delaware, the State of incorporation, requires the election or approval of the selection of independent accountants, the Board of Directors desires that the selection of independent accountants be approved by the stockholders. Such designation of Coopers & Lybrand will be submitted to the Annual Meeting for confirmation or rejection and, in the absence of contrary direction, it is intended that Proxies in the accompanying form will be voted in favor of confirmation. A representative of Coopers & Lybrand will attend the Annual Meeting, with the opportunity to make a statement and answer questions of stockholders.

     If this proposal is not approved by a majority of the shares entitled to vote at the Annual Meeting present in person or by proxy, the appointment of the independent accountants will be reevaluated by the Board of Directors. However, because of the difficulty and expense of making any substitution of accountants so long after the beginning of the current year, it is contemplated that the appointment for the fiscal year ending December 31, 1994, will be permitted to stand unless the Board finds other good reasons for making a change. The Board will then make an independent business judgment as to whether to seek new independent accountants for the fiscal year ending 1995.

     The Audit Committee of the Company's Board of Directors, at its meeting held on August 24, 1993, reviewed and approved the fee estimate for the annual examination of the Company's fiscal 1993 financial statements and, taking into consideration the possible effect of non-audit services on the accountants' independence, also approved the type of non-audit services to be rendered in such year.

     The Board of Directors recommends that the stockholders vote FOR this proposal.

OTHER MATTERS

     The cost of this solicitation of Proxies will be borne by the Company. In addition to solicitation by use of mail, employees of the Company may solicit Proxies personally or by telephone or telegraph but will not receive additional compensation for these services. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send Proxies and Proxy materials to their principals and the Company may reimburse them for their expense in so doing. The Company has retained Morrow & Co. to assist in the solicitation at a cost that is not expected to exceed $7,000 plus reasonable out-of-pocket expenses.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT
1995 ANNUAL MEETING

     If a stockholder of the Company wishes to present a proposal for consideration at the next Annual Meeting of Stockholders, such proposal must be received at the executive offices of the Company no later than November 25, 1994, to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that Annual Meeting.

HARSCO CORPORATION

/s/ Paul C. Coppock

Paul C. Coppock
Senior Vice President, General Counsel and Secretary
March 25, 1994

PROXY


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              HARSCO CORPORATION


                The undersigned hereby appoints F. E. Masland III, R. C. Smith and R. C. Wilburn proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side and otherwise in their direction, all the shares of stock of Harsco Corporation standing in the name of the undersigned with all powers with the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 26, 1994 or any adjournment thereof.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)



                             FOLD AND DETACH HERE


[HARSCO CORPORATION LOGO]

ANNUAL
MEETING OF
STOCKHOLDERS

APRIL 26, 1994, 10:00 A.M.

The Radisson Penn Harris
(formerly the Penn Harris Inn
and Convention Center)
Routes 11 and 15 at Erford Road
Camp Hill, Pennsylvania

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2.
MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.  ELECTION OF DIRECTORS              NOMINEES: D.C. Hathaway, R.F. Nation, N. H. Prater and A.J. Sordoni, III

(S>
  FOR all nominees         WITHHOLD         (INSTRUCTION: To withhold authority to vote for any individual nominee, write the
listed to the right        AUTHORITY        nominee's name in the space provided below.)
 (except as marked      to vote for all
  to the contrary)      nominees listed    ------------------------------------------------------------------------------------
                         to the right

     /  /                   /  /


2.  Appointment of Coopers & Lybrand as
    the independent accountants of the
    corporation.

         FOR      AGAINST      ABSTAIN

        / /         / /          / /


Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:                                                                    , 1994
      --------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                  (Signature)

- ------------------------------------------------------------------------------
                          (Signature if held jointly)


PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.



                             FOLD AND DETACH HERE


                                ANNUAL MEETING
                                      OF
                        HARSCO CORPORATION STOCKHOLDERS

                            TUESDAY, APRIL 26, 1994
                                  10:00 A.M.
                           THE RADISSON PENN HARRIS
             (FORMERLY THE PENN HARRIS INN AND CONVENTION CENTER)
                        ROUTES 11 AND 15 AT ERFORD ROAD
                            CAMP HILL, PENNSYLVANIA

PROXY


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              HARSCO CORPORATION


                The undersigned hereby appoints F. E. Masland III, R. C. Smith and R. C. Wilburn proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side and otherwise in their direction, all the shares of stock of Harsco Corporation standing in the name of the undersigned with all powers with the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 26, 1994 or any adjournment thereof.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)



                             FOLD AND DETACH HERE


[HARSCO CORPORATION LOGO]

ANNUAL
MEETING OF
STOCKHOLDERS

APRIL 26, 1994, 10:00 A.M.

The Radisson Penn Harris
(formerly the Penn Harris Inn
and Convention Center)
Routes 11 and 15 at Erford Road
Camp Hill, Pennsylvania

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2.
MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.  ELECTION OF DIRECTORS              NOMINEES; D.C. Hathaway, R.F. Nation, N. H. Prater and A.J. Sordoni, III

(S>
  FOR all nominees         WITHHOLD         (INSTRUCTION: To withhold authority to vote for any individual nominee, write the
listed to the right        AUTHORITY        nominee's name in the space provided below.)
 (except as marked      to vote for all
  to the contrary)      nominees listed    ------------------------------------------------------------------------------------
                         to the right

     /  /                   /  /


2.  Appointment of Coopers & Lybrand as
    the independent accountants of the
    corporation.

         FOR      AGAINST      ABSTAIN

        / /         / /          / /


Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:                                                                    , 1994
      --------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                  (Signature)

- ------------------------------------------------------------------------------
                          (Signature if held jointly)


PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.



                              HARSCO CORPORATION
                             Camp Hill, PA 17011

IF YOU HAVE ALREADY
SENT IN YOUR PROXY PLEASE
DISREGARD THIS LETTER
                                                            April 11, 1994
To the Stockholders of
HARSCO CORPORATION


                                  A REMINDER

        We have previously sent to you proxy soliciting material relative to the Annual Meeting of Stockholders to be held on April 26, 1994.

        According to our latest records, we have not as yet received your Proxy. The time before the meeting is short and many of our shares are held in small amounts. Your signed Proxy will be helpful, whether your holding is large or small, and we encourage you return it without delay.

        A Proxy and return envelope are enclosed for your use.

        Thank you for your cooperation.

                                                Very truly yours,

                                                 PAUL C. COPPOCK

                                                Senior Vice President, General
                                                  Counsel & Secretary